EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the W&T Offshore, Inc. Long-Term Incentive Compensation Plan for the registration of 1,667,293 shares of W&T Offshore, Inc. common stock of our report dated March 29, 2005, with respect to the consolidated financial statements of W&T Offshore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

New Orleans, Louisiana

June 28, 2005